SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 2, 2006

FONIX CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	0-23862	22-2994719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 South 150 East, Suite 700, Sandy, Utah		84070
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (801) 553-6600

Item 8.01	Other Events

Filing of Bankruptcy by Subsidiaries under Chapter 7

On October 2, 2006, LecStar Telecom Inc., a Georgia corporation (“LecStar Telecom”), LecStar DataNet, Inc., a Georgia corporation (“LecStar DataNet”), LTEL Holdings Corporation (“LTEL Holdings”), a Delaware corporation, and Fonix Telecom Inc., a Delaware corporation (“Fonix Telecom”), each filed for bankruptcy protection in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The case numbers are as follows: LTEL Holdings Corporation, 06-11081 (BLS); LecStar Telecom, Inc., 06-11082 (BLS); LecStar DataNet, Inc., 06-11083 (BLS); Fonix Telecom, Inc., 06-11084 (BLS). LecStar Telecom and LecStar DataNet are both wholly owned subsidiaries of LTEL Holdings, which in turn is a wholly owned subsidiary of LTEL Acquisition Corp., a Delaware corporation, which is a wholly owned subsidiary of Fonix Corporation (the “Registrant”). Fonix Telecom is a wholly owned subsidiary of the Registrant.

LecStar Telecom, LecStar DataNet, LTEL Holdings, and Fonix Telecom sought protection under Chapter 7 of title 11 of the U.S. Bankruptcy Code, 11 U.S.C ss 101 et seq. (the “Bankruptcy Code”). Pursuant to Bankruptcy Code Section 701, on October 3, 2006, Alfred Thomas Guliano was appointed the interim trustee for LecStar Telecom, LecStar DataNet, LTEL Holdings, and Fonix Telecom.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99	Press Release dated October 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FONIX CORPORATION
(Registrant)

Date: October 6, 2006

	By:	/s/ Roger D. Dudley
Roger D. Dudley
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)